UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2012

NEXEO SOLUTIONS HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-179870-02	27-4328676
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9303 New Trails Drive, Suite 400 The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (281) 297-0700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Term Loan Facility

On October 16, 2012, Nexeo Solutions, LLC (the “Borrower”) entered into Amendment No. 1 to Credit Agreement, among the Borrower, Nexeo Solutions Holdings, LLC (the “Company”), the ultimate parent of the Borrower, Nexeo Solutions Sub Holding Corp. (“Sub Holdings”), a wholly-owned subsidiary of the Company, Bank of America, N.A., as administrative agent and collateral agent (the “TLB Agent”), and the lenders party thereto (the “TLB Amendment”), which effectuated an amendment and restatement of the term loan credit agreement, dated as of March 9, 2011 (the “Original Term Loan Credit Agreement” and, as amended and restated, the “Amended and Restated Term Loan Credit Agreement”), among the Borrower, the Company, Sub Holdings, the TLB Agent and the other agents and lenders from time to time party thereto (the “Amended and Restated Term Loan Facility”). The Amended and Restated Term Loan Facility provides for, among other things, new Term B-2 Loans (as defined in the Amended and Restated Term Loan Credit Agreement) in an aggregate principal amount of $175.0 million, which were fully drawn on October 16, 2012, in addition to the existing Term B-1 Loans (as defined in the Amended and Restated Term Loan Credit Agreement), which were drawn in an aggregate principal amount of $325.0 million on March 31, 2011. The proceeds of the Term B-2 Loans were used to repay approximately $100.0 million aggregate principal amount of loans outstanding under the ABL Facility (as defined below) on October 16, 2012, to pay fees and expenses related to the transactions and to increase balance sheet cash.

Under the Amended and Restated Term Loan Facility, the Borrower has the right, at the Borrower’s option, to request additional tranches of term loans in an aggregate principal not to exceed (x) $150.0 million in the aggregate pursuant to this clause (x) or (y) at the Borrower’s option, the amount, in the case of this clause (y) only, that could be incurred without causing the Secured Net Leverage Ratio (as defined in the Amended and Restated Term Loan Credit Agreement), calculated on a pro forma basis, to be greater than 3.5 to 1.0. Availability of such additional tranches of term loans will be subject to, among other things, the receipt of commitments by existing or additional lenders.

The interest rate provisions for the Term B-2 Loans are the same as for the Term B-1 Loans; the Term B-2 Loans bear interest at a rate per annum equal to, at the Borrower’s option, either (a) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, which shall be no less than 1.5%, plus an applicable margin of 3.5% or (b) a base rate determined by reference to the highest of (1) the prime commercial lending rate published by Bank of America, N.A. as its “prime rate,” (2) the federal funds effective rate plus 0.50% and (3) a one-month LIBOR rate plus 1.0%, plus an applicable margin of 2.5%. Consistent with the Term B-1 Loans, the Term B-2 Loans will mature on September 9, 2017 and will amortize in equal quarterly installments in an aggregate annual amount equal to 1.00% of the original principal amount of the Term B-2 Loans, with the balance payable on the final maturity date, subject to the amend and extend provisions applicable under the Amended and Restated Term Loan Credit Agreement.

The Borrower may voluntarily prepay outstanding Term B-1 Loans and outstanding Term B-2 Loans without premium or penalty, other than customary “breakage” costs with respect to Eurodollar loans and a 1% premium on the outstanding amount of any Term B-1 Loans or Term B-2 Loans prepaid or refinanced in connection with certain repricing transactions occurring on or prior to October 16, 2013.

Furthermore, the Amended and Restated Term Loan Credit Agreement modified certain exceptions to the negative covenants under the Amended and Restated Term Loan Facility to give the Company and its subsidiaries more flexibility to, among other things, make acquisitions and other investments, and to incur certain additional indebtedness subject to meeting certain financial ratio incurrence tests.

Amendment No. 1 to ABL Facility

On October 16, 2012, the Borrower and Nexeo Solutions Canada Corp. (“Canadian Borrower”), a wholly-owned subsidiary of the Borrower, entered into Amendment No. 1 to Credit Agreement, among the Borrower, Canadian Borrower, Bank of America, N.A., as administrative agent and collateral agent (the “ABL Agent”), and the lenders party thereto (the “ABL Facility Amendment”), which amended the asset-based revolving credit agreement (the “ABL Credit Agreement” and, as amended, the “Amended ABL Credit Agreement”), dated as of March 31, 2011, among the Borrower, Canadian Borrower, the Company, Sub Holdings, the ABL Agent and the other agents and lenders from time to time party thereto (the “ABL Facility”).

The ABL Facility Amendment, among other things, increased the aggregate principal amount permitted to be incurred under the Amended and Restated Term Loan Facility without restriction under the Amended ABL Credit Agreement from $325.0 million to $650.0 million to permit the incurrence of the new $175.0 million Term B-2 Loans and $150.0 million of incremental term loans described above. Furthermore, the ABL Facility Amendment permits the incurrence of additional incremental indebtedness under the Amended and Restated Term Loan Facility in an aggregate principal not to exceed the amount that could be incurred without causing the Secured Net Leverage Ratio (as defined in the Amended and Restated Term Loan Credit Agreement), calculated on a pro forma basis, to be greater than 3.5 to 1.0.

The lenders and the agents (and each of their respective subsidiaries or affiliates) under the Amended and Restated Term Loan Facility and the ABL Facility have in the past provided, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, the Company, the Borrower and their respective subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company, the Borrower and their respective subsidiaries or affiliates for such services.

The foregoing descriptions of the TLB Amendment, and the Amended and Restated Term Loan Credit Agreement included therein, and the ABL Facility Amendment are general descriptions and are qualified in their entirety by reference to the full text of the TLB Amendment and the ABL Facility Amendment which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Amended and Restated Term Loan Facility” is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Amendment No. 1 to Credit Agreement, dated October 16, 2012, among Nexeo Solutions, LLC, Nexeo Solutions Holdings, LLC, Nexeo Solutions Sub Holding Corp., Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto

10.2	Amendment No. 1 to Credit Agreement, dated October 16, 2012, among Nexeo Solutions, LLC, Nexeo Solutions Canada Corp., Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXEO SOLUTIONS HOLDINGS, LLC

By:	/s/ Michael B. Farnell, Jr.

Michael B. Farnell, Jr.
Executive Vice President and Chief Legal Officer

Dated: October 19, 2012

EXHIBIT DESCRIPTION

Exhibit	Description

10.1	Amendment No. 1 to Credit Agreement, dated October 16, 2012, among Nexeo Solutions, LLC, Nexeo Solutions Holdings, LLC, Nexeo Solutions Sub Holding Corp., Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto

10.2	Amendment No. 1 to Credit Agreement, dated October 16, 2012, among Nexeo Solutions, LLC, Nexeo Solutions Canada Corp., Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto.